UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2011
INTERNATIONAL GOLD CORP. (Exact name of registrant as specified in its charter)
Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1720-1111 West Georgia Street, Vancouver, British Columbia V6E 4M3
Registrant's telephone number, including area code: 604-925-0220
1010 – 789 West Pender Street, Vancouver, British Columbia V6C 1H2 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.01 Change in Control of Registrant

Woodburn Holdings Ltd. (the “Purchaser”) entered into an agreement with Westpeak Ventures of Canada Ltd (the “Seller”) to purchase up to 2,500,000 common shares of International Gold Corp. under a Securities Purchase Agreement dated September 13, 2011.  On September 26, 2011, 2,500,000 shares were assigned by the Seller to the Purchaser in consideration for a payment of $25. A share certificate for the 2,500,000 shares was issued in the name of Robert M. Baker who has been a director of International Gold Corporation since that company’s inception. Mr. Baker is the beneficial owner of Woodburn Holdings Ltd. and held 2,500,000 common shares of International Gold Corp. prior to the above transaction. Mr. Baker is now the beneficial owner of 80% of the securities of International Gold Corporation, being 5,000,000 of the 6,250,000 common shares currently issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Gold Corp.

Date: September 29, 2011	By:	/s/ Robert M. Baker
Robert M. Baker
President and Director